Exhibit 99.1

For further information:

Robert Sigler

Vice President and Chief Financial Officer

586.920.0100

Universal Truckload Services, Inc. Reports Revenue and Net Income for the Thirteen Weeks Ended March 31, 2012

Warren, MI – April 25, 2012 — Universal Truckload Services, Inc. (NASDAQ: UACL) today announced financial results for the thirteen weeks ended March 31, 2012.

For the thirteen weeks ended March 31, 2012, operating revenues increased 11.6%, or $18.2 million, to $175.8 million from $157.6 million for the thirteen weeks ended April 2, 2011, and our operating ratio improved 70 basis points to 96.9% for the thirteen weeks ended March 31, 2012 from 97.6% for the thirteen weeks ended April 2, 2011. Included in operating revenues are fuel surcharges of $22.1 million and $17.9 million for the thirteen weeks ended March 31, 2012 and April 2, 2011, respectively. Income from operations increased by 40.4%, or $1.5 million, to $5.4 million for the thirteen weeks ended March 31, 2012 from $3.8 million for the thirteen weeks ended April 2, 2011, and net income increased by $0.7 million, to $3.6 million, or $0.23 per basic and diluted share, for the thirteen weeks ended March 31, 2012, from $2.9 million, or $0.19 per basic and diluted share, for the thirteen weeks ended April 2, 2011. Included in net income for the thirteen weeks ended March 31, 2012 were $0.2 million, or $0.01 per basic and diluted share, of after-tax gains on the sales of marketable securities classified as available for sale. Included in net income for the thirteen weeks ended April 2, 2011 were $0.5 million, or $0.04 per basic and diluted share, of after-tax gains on the sales of marketable securities classified as available for sale.

Universal’s truckload revenue for the thirteen weeks ended March 31, 2012 increased by 7.0% to $104.1 million from $97.3 million in the corresponding period of 2011. Included in truckload revenue for the thirteen weeks ended March 31, 2012 is $1.3 million of revenue from our acquisition completed in the first quarter of 2011. Brokerage revenue for the thirteen weeks ended March 31, 2012 increased by 26.0% to $46.4 million from $36.8 million in the corresponding period of 2011. Included in brokerage revenue for the thirteen weeks ended March 31, 2012 is $0.8 million of revenue from our acquisition completed in the first quarter of 2011. Intermodal revenue for the thirteen weeks ended March 31, 2012 increased by 7.8% to $25.3 million from $23.5 million in the corresponding period of 2011.

“The first quarter of 2012 proved to be another solid quarter for us,” stated Don Cochran, Universal’s President and CEO. “Our revenue growth in the first quarter of 2012 was driven by an increase in the number of loads we hauled and in our average operating revenue per loaded mile compared to the first quarter of 2011. Included in our operating revenues for the first quarters of 2012 and 2011 were $22.1 million and $17.9 million, respectively, of fuel surcharges that we pass on to our owner-operators. Excluding these fuel surcharges, we were able to improve our operating ratio by 80 basis points and increase our income from operations by 40.4%. In addition, excluding the effect of gains on marketable securities, we were able to increase our earnings per share from $0.15 per share in the first quarter of 2011 to $0.22 per share in the first quarter of 2012, a 46.7% increase. We maintain our positive outlook on 2012, although cognizant of the challenges ahead, and will continue to look for ways to improve our operating efficiency.”

Universal Truckload Services, Inc. is primarily an asset light provider of transportation services to shippers throughout the United States and in the Canadian provinces of Ontario and Quebec. The Company’s trucking services include both flatbed and dry van operations and the Company provides rail-truck and steamship-truck intermodal support services. The Company also offers truck brokerage services, which allow us to supplement our capacity and provide our customers with transportation of freight by using third party capacity, and full service international freight forwarding and customs house brokerage services.

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in the Company’s reports and filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.

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UNIVERSAL TRUCKLOAD SERVICES, INC.

Unaudited Consolidated Statements of Income

(In thousands, except per share data)

	Thirteen Weeks Ended
	March 31, 2012	April 2, 2011
Operating revenues:
Truckload	$104,121	$97,313
Brokerage	46,383	36,805
Intermodal	25,344	23,512

Total operating revenues	175,848	157,630

Operating expenses:
Purchased transportation	135,070	120,459
Commissions expense	10,074	9,906
Other operating expense	4,018	3,704
Selling, general, and administrative	14,198	12,723
Insurance and claims	4,142	4,137
Depreciation and amortization	2,968	2,871

Total operating expenses	170,470	153,800

Income from operations	5,378	3,830
Interest income, net	12	17
Other non-operating income	504	990

Income before provision for income taxes	5,894	4,837
Provision for income taxes	2,296	1,938

Net income	$3,598	$2,899

Earnings per common share:
Basic	$0.23	$0.19
Diluted	$0.23	$0.19
Weighted average number of common shares outstanding:
Basic	15,537	15,632
Diluted	15,537	15,632
Dividends declared per common share	$1.00	$—

UNIVERSAL TRUCKLOAD SERVICES, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2012	December 31, 2011
Assets
Cash and cash equivalents	$1,761	$878
Marketable securities	16,018	16,059
Accounts receivable—net	76,997	74,876
Other current assets	18,237	17,527

Total current assets	113,013	109,340
Property and equipment—net	88,701	89,985
Other long-term assets—net	28,969	29,619

Total assets	$230,683	$228,944

Liabilities and shareholders’ equity
Total current liabilities	$68,471	$55,650
Total long-term liabilities	12,277	11,158

Total liabilities	80,748	66,808
Total shareholders’ equity	149,935	162,136

Total liabilities and shareholders’ equity	$230,683	$228,944

UNIVERSAL TRUCKLOAD SERVICES, INC.

Unaudited Summary of Operating Data

	Thirteen Weeks Ended
	March 31, 2012	April 2, 2011
Average number of tractors provided by owner-operators
Truckload	2,412	2,412
Intermodal	618	655

Total	3,030	3,067

Truckload Revenues:
Average operating revenues per loaded mile	$3.09	$2.73
Average operating revenues per loaded mile, excluding fuel surcharges	$2.56	$2.32
Average operating revenues per load	$1,101	$1,044
Average operating revenues per load, excluding fuel surcharges	$913	$889
Average length of haul (2)	357	383
Number of loads	94,606	93,196

Brokerage Revenues:
Average operating revenues per loaded mile (1)	$2.53	$2.20
Average operating revenues per load (1)	$1,441	$1,311
Average length of haul (1) (2)	570	596
Number of loads (1)	29,190	25,583

Intermodal Revenues:
Drayage (in thousands)	$21,234	$20,904
Domestic Intermodal (in thousands)	1,391	—
Depot (in thousands)	2,719	2,608

Total (in thousands)	$25,344	$23,512

Average operating revenues per loaded mile (3)	$4.23	$3.87
Average operating revenues per loaded mile, excluding fuel surcharges (3)	$3.42	$3.25
Average operating revenues per load (3)	$282	$303
Average operating revenues per load, excluding fuel surcharges (3)	$228	$254
Number of loads (3)	75,263	68,993

(1)	Excludes operating data from Universal Logistics Solutions, Inc., and D. Kratt International, Inc., in order to improve the relevance of the statistical data related to our brokerage services and improve the comparability to our peer companies.
(2)	Average length of haul is computed using loaded miles.
(3)	Excludes operating data from Universal Logistics Solutions, Inc., in order to improve the relevance of the statistical data related to our intermodal services and improve the comparability to our peer companies.